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                                                                    EXHIBIT 23.2

                         CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the 1999 Employee Share Purchase Plan of our report dated January 21, 2003, with respect to the consolidated financial statements of IONA Technologies PLC included in its Annual Report (Form 20-F) for the year ended December 31, 2002, filed with the Securities and Exchange Commission.

Ernst & Young
Dublin, Ireland

September 17, 2003